SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1370 Dell Ave., Campbell, CA

95008

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 24, 2006, Focus Enhancements, Inc. (the “Company”) entered into a Senior Secured Convertible Note Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue $10,000,000 of senior secured convertible notes (the “Notes”) to a group of private investors.  The Notes mature on January 1, 2011 and bear interest at a 10% annual rate with payment dates on June 30 and December 30 of each year while the Notes remain outstanding.  The Notes are secured by all of the assets of the Company.  The transaction closed and the Company received proceeds of $10,000,000 on January 27, 2006. No placement agent fee or commissions are payable with respect to the purchase or issuance of the Notes.

The Purchase Agreement provides that the Company may, in its discretion, elect to pay the interest due on June 30, 2006, December 30, 2006 and June 30, 2007 in cash or by issuing additional Notes for the full amount of such interest payment, if there has been no event of default, as defined below.  If the Company does elect to issue additional Notes in lieu of cash for these three interest payments, it estimates that it would issue an additional $1,500,000 million of Note principal.

Under the Purchase Agreement, an event of default includes, but is not limited to, (i) default in payment of interest or principal on the Notes; (ii) default in the payment of other Company indebtedness in excess of $1,000,000, (iii) commencement of any proceeding under federal bankruptcy law or any similar federal or state proceeding or an assignment for the benefit of creditors, (iv) breach by the Company of any obligation under the Purchase Agreement or other agreements entered into between the Company and the Note purchasers pursuant to the Purchase Agreement which breach is not cured within 30 days after receipt of a notice of default, and (v) termination of the Company’s business or the liquidation or dissolution of the Company.  Generally, upon the occurrence of an event of default, the Notes will become immediately due and payable in full, and the holders of the Notes will be entitled to enforce their security interest in all of the assets of the Company.

The Purchase Agreement includes a negative covenant that the Company will not transfer a substantial amount of its properties or assets outside the ordinary course of business or agree to be acquired in a merger or other acquisition transaction involving the transfer of a substantial amount of properties or assets of the Company unless the transferee or acquirer first agrees to assume or guaranty all of the Company’s payment and other obligations under the Notes and the Purchase Agreement.  The Company also has agreed not to incur additional debt for borrowed money without the consent of Ingalls & Snyder LLC or the holders of a majority of the outstanding Note principal unless the terms of such additional debt provide for it to be subordinated to the payment of the Notes and the Note holders’ security interest in the Company’s assets.

The Notes are convertible at the option of the holder at any time at the initial conversion rate of one share of Company Common Stock per $1.00 principal amount of Note, which rate is subject to adjustment for stock splits, stock dividends, and certain fundamental changes to the Company such as the distribution of stock or spin-off of a subsidiary.

The Notes are redeemable, in whole or in part, at any time at the Company’s option upon 30 days’ prior written notice to the Note holders at a redemption price equal to 102% of the principal amount of the Notes then outstanding plus accrued and unpaid interest.

In connection with the transactions contemplated by the Purchase Agreement, the Company also entered into (i) a Security Agreement for the benefit of the holders of the Notes pursuant to which the Company has granted the holders of Notes a security interest in all of the Company’s assets (the “Security Agreement”); (ii) an Amendment No. 1 to the Intercreditor Agreement by and among Venture Banking Group, a division of Greater Bay Bank, N.A. (the “Bank”), Carl Berg and the Company, dated as of November 15, 2004, pursuant to which the Bank, Berg and the purchasers of the Notes have defined their relative rights and priorities with respect to the shared collateral, with the Bank having a first priority security interest in certain specified collateral of the Company (the “Amendment”) and (iii) and an Intercreditor Agreement setting forth the shared interests of the Purchasers and Mr. Berg in the collateral securing both the Notes and his guaranty of the Company’s obligations to the Bank, subject to the priority security interest of the Bank (the “Intercreditor Agreement”).

In connection with the issuance of the Notes, the Company also has entered into a registration rights agreement with the purchasers of the Notes pursuant to which we are required to file a registration statement under the Securities Act of 1933, as amended, covering the resale of the Common Stock issuable on conversion of the Notes within 90 days after January 27, 2006.  The Company will pay all expenses incurred in connection with the registration of the shares of Common Stock issuable upon conversion of the Notes.

The foregoing summary of material terms of the Purchase Agreement, Notes, Intercreditor Agreement, Amendment, Security Agreement and the Registration Rights Agreement is not complete. Each of these agreements is included as an exhibit to this report that is incorporated by reference in response to this item.  Each of the agreements should be read in its entirety for a complete understanding of the terms and conditions of the sale and issuance of the Notes under the Purchase Agreement and the related transactions described above.

Item 2.02  Results of Operation and Financial Condition

On January 30, 2006, the Company issued a press release regarding, among other things, its preliminary results of operations for the fourth quarter 2005 and year end 2005 results.  The four paragraphs of the press release under the heading “Preliminary Fourth Quarter and Year-End 2005 Results” are being filed pursuant to this Item 2.02 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of, and the financial obligations created by, the Notes.

Item 3.02  Unregistered Sale of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of the Notes.  The sale of the Notes was made pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, based in part on the representations made by the Purchasers therein.

Item 7.01  Regulation FD Disclosure

On January 30, 2006, the Company issued a press release announcing, among other things, 2006 financial guidance.  The second paragraph of the press release and the first paragraph under the heading “2006 Financial Guidance” attached hereto as Exhibit 99.1 are being furnished under Item 7.01 of this Form 8-K and are not deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

4.1         Form of Senior Secured Convertible Note due January 1, 2011

10.1         Senior Secured Convertible Note Purchase Agreement by and among Focus Enhancements, Inc., and the purchasers thereto (the “Purchasers’), dated as of January 24, 2006.

10.2         Security Agreement by and among Focus Enhancements, the Purchasers and Ingalls & Snyder LLC, dated as of January 24, 2006.

10.3         Amendment No. 1 to Intercreditor Agreement by and among Carl Berg, Venture Banking Group, a division of Greater Bay Bank, N.A. the Purchasers and Ingalls & Snyder LLC, dated as of January 24, 2006.

10.4         Intercreditor Agreement by and among Carl Berg, the Purchasers and Ingalls & Snyder LLC, dated as of January 24, 2006.

10.5         Registration Rights Agreement and among Focus Enhancements, the Purchasers and Ingalls & Snyder LLC, dated as of January 24, 2006.

99.1         Press release dated January 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: January 30, 2006	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	EVP of Finance and CFO